EXHIBIT 4.1

THE INDEBTEDNESS EVIDENCED BY THIS SENIOR NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND. THIS SENIOR NOTE REPRESENTS AN UNSECURED OBLIGATION OF EAGLE BANCORP MONTANA, INC.

THE SECURITIES EVIDENCED BY THIS SENIOR NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER, IF REQUESTED.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SECURITY, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SECURITIES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SECURITIES.

Registered No. [●]	Principal Amount:	$[●]

	CUSIP:	[●]

EAGLE BANCORP MONTANA, INC.
5.75% Fixed Rate Senior Note Due 2022

1.                  Payment.

(a)                Eagle Bancorp Montana, Inc., a Delaware corporation (the “Borrower”), for value received, hereby promises to pay to [●], or registered assigns, the principal sum of [●] (U.S.) ($[●]) on February 15, 2022 (the “Maturity Date”) and to pay interest thereon from and including the Issue Date (as defined below) to but excluding the Maturity Date, at the rate of 5.75% per annum, payable semi-annually in arrears on February 15 and August 15 of each year (each an “Interest Payment Date”), beginning August 15, 2017. All interest on this Senior Note will be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full month, on the number of days actually elapsed.

(b)               Any payment of principal of or interest on this Senior Note that would otherwise become due and payable on a day which is not a Business Day will become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day. A “Business Day” means any day other than a Saturday, Sunday, federal holiday or day on which banks in the State of Montana are authorized or obligated by law or executive order to close.

2.                  Senior Notes. This Senior Note is one of a duly authorized issue of Senior Notes of the Borrower designated as the “5.75% Fixed Rate Senior Notes Due 2022” (collectively, the “Senior Notes” and each, a “Senior Note”) and initially sold on [●] (“Issue Date”). This Senior Note ranks equally with all of the other Senior Notes and senior in right of payment to the Borrower’s indebtedness evidenced by subordinated debentures of the Borrower outstanding as of the date of this Senior Note. This Senior Note is an unsecured, unsubordinated obligation and ranks equally in right of payment to all of the Borrower’s existing and future unsecured indebtedness, liabilities and other obligations that are not subordinated in right of payment to the Senior Note, and will be effectively subordinated to any of the Borrower’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

3.                  Consolidation, Merger and Sale of Assets. The Borrower will not consolidate with or merge into another person or entity, or convey or transfer its properties and assets substantially as an entirety to any person or entity, unless:

(a)                the person or entity formed by such consolidation or into which the Borrower is merged or the person or entity which acquires by conveyance or transfer the properties and assets of the Borrower substantially as an entirety is a corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any interest on this Senior Note according to its terms, and the due and punctual performance and observance of all covenants and conditions to be performed by the Borrower contained in this Senior Note; and

(b)               immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing.

4.                  Events of Default; Acceleration. Notwithstanding any cure periods described below, the Borrower shall immediately notify the holder of this Senior Note (the “Holder”) in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute an “Event of Default” under the Senior Note:

(a)                a court or other governmental agency or body having jurisdiction enters a decree or order for the appointment of a receiver, liquidator, trustee or similar official in any receivership, insolvency, liquidation or similar proceeding relating to the Borrower and such decree or order remains unstayed and in effect for a period of sixty (60) consecutive days;

(b)               the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation, or similar proceeding with respect to the Borrower;

(c)                any subsidiary of the Borrower that (i) is a federally-insured depository institution and (ii) meets the definition of “significant subsidiary” within the meaning of Rule 405 under the Securities Act (“Major Bank Subsidiary”) is the subject of a receivership, insolvency, liquidation or similar proceeding;

(d)               the Borrower or any Major Bank Subsidiary becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business; or if a trustee of any substantial part of the assets of the Borrower or Major Bank Subsidiary is applied for or appointed, and if appointed, the Borrower or Major Bank Subsidiary by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within ninety (90) days after such appointment, such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

(e)                the Borrower fails to pay any principal or premium, if any, on the Senior Note on the date such payment is due;

(f)                the Borrower fails to pay any interest on the Senior Note within thirty (30) days from the date on which such payment is due; or

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(g)               any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Borrower (or the payment of which is guaranteed by the Borrower), whether such indebtedness or guarantee now exists, or is created after the issue date of the Senior Notes, if that default:

(i)                 is caused by a failure to pay any scheduled installment of principal on such indebtedness prior to the expiration of any applicable grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(ii)               results in the acceleration of such indebtedness prior to its express maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $[●] or more; or

(h)               the Borrower fails to perform or observe in any material respect any agreement, term, provision, condition, or covenant (other than any such failure that results in an Event of Default as expressly provided in any other clause of this Section 4) required to be performed or observed by the Borrower hereunder or any other agreement with or in favor of the Holder and in each case such failure shall continue for a period of sixty (60) days after notice thereof is given by the Holder to the Borrower.

5.                  Effect of Event of Default; Remedies of Holder.

(a)                Upon the occurrence of any Event of Default, the Holder shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon the Holder by the terms of this Senior Note or under applicable law, to do any or all of the following, concurrently or successively, without notice to the Borrower:

(i)                 Declare the outstanding principal amount of this Senior Note to be, and it shall thereupon become, immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Senior Note to the contrary, except that in the case of an Event of Default arising from events described in subsections (a), (b) or (c) of Section 4, the outstanding principal amount of this Senior Note shall become immediately due and payable without further action or notice.

(ii)               Following the occurrence of any Event of Default and until such Event of Default is cured by the Borrower or waived by the Holder pursuant to Section 5(c), the Borrower shall not: (w) make any payments on any indebtedness of the Borrower that ranks junior to the Senior Note or on any Senior Notes other than this Senior Note; (x) declare or pay any cash dividends on its equity securities; (y) redeem or otherwise acquire any of its equity securities; or (z) make any other distributions with respect to its equity securities or set aside any monies or properties for such purposes.

(iii)             Upon the occurrence of any Event of Default, it is specifically understood and agreed that notwithstanding the curing of any such Event of Default, the Borrower shall not be released from any of its covenants hereunder unless and until this Senior Note is paid in full or as otherwise agreed in writing by the Holder.

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(iv)             Nothing in this Section 5 is intended to restrict the Holder’s rights under the Senior Note, other related documents, or at law or in equity, and the Holder may exercise such rights and remedies as and when they are available.

(b)               In case of any Event of Default hereunder, the Borrower shall pay the Holder’s reasonable fees and expenses, including attorneys’ fees and expenses, in connection with the enforcement of this Senior Note or other related documents.

(c)                In each case of an Event of Default, the Holder may elect to waive all or an individual remedy, including but not limited to Section 5(a)(ii).

6.                  Certain Covenants.

(a)                Payment of Principal, any Premium, Interest. The Borrower covenants and agrees for the benefit of the Holder of the Senior Note that it will duly and punctually pay the principal of, and any premium or interest, if any, on the Senior Note in accordance with the terms hereof.

(b)               Corporate Existence. Subject to Section 3, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of each of its Major Bank Subsidiaries and its and their rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Borrower or any of its Major Bank Subsidiaries to preserve any such right or franchise if the Borrower or any such subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such subsidiary and that the loss thereof is not disadvantageous in any material respect to any Holder.

(c)                Payment of Taxes. The Borrower will, and will cause each of its subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies, which amounts if unpaid, might become a material lien or charge upon such properties or any part thereof. However, the Borrower or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

(d)               Maintenance of Property. The Borrower will, and will cause each of its subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto.

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(e)                Insurance. The Borrower will, and will cause each of its subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations or financial institutions, as applicable.

(f)                Books and Records. The Borrower will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles and, in the case of Major Bank Subsidiaries, in conformance with applicable bank regulatory accounting principles.

(g)               Other Indebtedness. Unless the Holder shall have otherwise given prior written consent, so long as this Senior Note is outstanding, the Borrower shall not, and shall not permit any of its subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than (i) the indebtedness evidenced by the Senior Notes and (ii) Permitted Indebtedness (as defined below).

(h)               Existence of Liens. Unless the Holder shall have otherwise given prior written consent, so long as this Senior Note is outstanding, the Borrower shall not directly or indirectly, allow or suffer to exist any liens upon or in any property or assets owned by the Borrower or any of its subsidiaries other than Permitted Liens (as defined below).

“Permitted Indebtedness” means (A) indebtedness incurred by the Borrower that is made expressly subordinate in right of payment to the indebtedness evidenced by this Senior Note, which indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until after the Maturity Date; (B) indebtedness secured by Permitted Liens; (C) indebtedness to trade creditors or for professional services incurred in the ordinary course of business; (D) extensions, refinancings and renewals of any items of Permitted Indebtedness described above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Borrower or its subsidiaries, as the case may be; and (E) indebtedness outstanding immediately prior to the execution of this Agreement. Permitted Indebtedness shall include, without limitation, (i) the principal amount of such indebtedness, (ii) unpaid accrued interest thereon, and (iii) subject to clause (D) of this definition, all other obligations of the Borrower.

“Permitted Liens” means (A) any lien for taxes not yet due or delinquent or being contested in good faith; (B) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (C) any lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith; (D) any liens securing the Borrower’s obligations under the Senior Notes; (D) liens (i) upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (E) liens in existence prior to the execution of this Agreement; (F) liens securing Permitted Indebtedness; (G) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Borrower’s business, not interfering in any material respect with the business of the Borrower and its subsidiaries taken as a whole, and (H) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

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7.                  Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by wire transfer in immediately available funds to a bank account in the United States designated by the Holder, upon presentment and surrender of this Senior Note at the main office of the Borrower or at such other place or places as the Borrower will designate by notice to the Holder, provided that this Senior Note is presented to the Borrower in time for the Borrower to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) will be made by wire transfer in immediately available funds or check mailed to the person in whose name this Senior Note is registered as of the close of business on the Regular Record Date with respect to such Interest Payment Date, which will be the 15th calendar day immediately preceding such Interest Payment Date (“Regular Record Date”), at such Holder’s address as it appears in the Security Register or to such other address or to such account as the Holder may designate in a form and manner satisfactory to the Borrower. Any interest on this Senior Note that is payable, but not punctually paid or duly provided for, on any Interest Payment Date will cease to be payable to the person in whose name this Senior Note is registered as of the close of business on the Regular Record Date, and may be paid by the Borrower to the person in whose name this Senior Note is registered at the close of business on a Special Record Date fixed by the Borrower (a “Special Record Date”), notice of which will be given to the Holder not less than 15 calendar days prior to such Special Record Date, or in any other lawful manner. To the extent permitted by applicable law, interest will accrue at the rate at which interest accrues on the principal of this Senior Note, on any amount of principal of or interest on this Senior Note not paid when due. All payments on this Senior Note will be applied first to accrued interest and then the balance, if any, to principal.

8.                  Form of Payment. Payments of principal of and interest on this Senior Note will be made in such coin or currency of the United States of America as at the time of payment are legal tender for the payment of public and private debts.

9.                  Security Register. The Borrower will maintain a register of the Senior Notes (the “Security Register”) and of their transfer and exchange. Prior to due presentment of this Senior Note for registration of transfer, the Borrower may deem and treat the person in whose name this Senior Note is registered in the Security Register as the absolute owner of this Senior Note for all purposes, whether or not this Senior Note is overdue, and neither the Borrower nor any agent of the Borrower will be affected by any notice to the contrary.

10.              Denominations; Registration of Transfer and Exchange. The Senior Notes are issuable only in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as otherwise provided herein, upon surrender for registration of transfer of this Senior Note, the Borrower will execute and deliver, in the name of the designated transferee or transferees, one or more Senior Notes denominated as authorized herein of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions. Except as otherwise provided herein, at the option of the Holder, this Senior Note may be exchanged for other Senior Notes containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of this Senior Note. To be properly presented or surrendered for registration of transfer or for exchange or otherwise, this Senior Note must be presented or surrendered at the main office of the Borrower or at such other place or places as the Borrower will designate by notice to the Holder, duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Borrower, and will be accompanied by such evidence of due authorization and guarantee of signature as may reasonably be required by the Borrower in form satisfactory to the Borrower, duly executed by the Holder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Senior Note is to be issued. The Borrower may also request evidence of compliance with any restrictive legends appearing on this Senior Note. The Borrower will not be required to register the transfer of or exchange this Senior Note within fifteen (15) calendar days of the Maturity Date.

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11.              Charges and Transfer Taxes. No service charge (other than any cost of delivery) will be imposed for any exchange or registration of transfer of this Senior Note, but the Borrower may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with the exchange or transfer of this Senior Note.

12.              Notices. All notices and other communications to the Borrower under this Senior Note will be in writing and addressed to the Borrower at Eagle Bancorp Montana, Inc., 1400 Prospect Avenue, Helena, MT 59601-0000, Attention: President and Chief Executive Officer, with a copy to (which copy alone shall not constitute notice): Holland & Knight LLP, 800 17th Street, NW, Suite 1100, Washington, DC 20006, Attention: Norman B. Antin and Jeffrey D. Haas, or to such other address as the Borrower may provide by notice to the Holder, and will be deemed given when actually received by the Borrower. Any notice required or permitted to be given to a Holder under the provisions of this Senior Note will be deemed to be properly given if deposited in a post office letter box in the United States first-class postage prepaid and addressed to the Holder at such Holder’s address as set forth in the Security Register.

13.              Absolute and Unconditional Obligation of the Borrower. Nothing contained in this Senior Note will alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Senior Note as and when the same will become due and payable in accordance with its terms.

14.              Waiver and Consent.

(a)                Unless otherwise expressly stated in any written consent or waiver, any consent or waiver given by the Holder will be conclusive and binding upon the Holder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

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(b)               No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default will impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c)                Any insured depository institution which will be a Holder or which otherwise will have any beneficial ownership interest in this Senior Note will, by its acceptance of this Senior Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

15.              Further Sales. The Borrower may, from time to time, without the consent of the Holder, create and sell additional notes having the same terms and conditions of this Senior Note in all respects (except for the issue date, issue price and initial Interest Payment Date) so that such additional notes would form a single series with the Senior Notes and rank equally and ratably with the Senior Notes or would form a new series. No additional Senior Notes may be issued if any Event of Default has occurred and is continuing with respect to the Senior Notes.

16.              No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Senior Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Borrower or of any predecessor or successor, either directly or through the Borrower or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Senior Note by the Holder and as part of the consideration for the issuance of this Senior Note.

17.              Restricted Securities Legend. The legend contained on this Senior Note evidencing the transfer restrictions based on the Securities Act will be removed and a new Senior Note of like tenor and principal amount without such restrictive legend will be executed and delivered to the Holder by the Borrower upon the due surrender of this Senior Note, together with an opinion of counsel acceptable to the Borrower to the effect that this Senior Note is eligible for immediate resale, without any remaining holding period, under Rule 144 under the Securities Act without the requirement for the Borrower to be in compliance with the current public information requirement under Rule 144 as to such securities.

18.              Governing Law; Interpretation. This Senior Note will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Senior Note to be duly executed and attested.

EAGLE BANCORP MONTANA, INC.

By:
Peter J. Johnson
President and Chief Executive Officer

ATTEST:

Name:
Title:

Dated:   [●]

[Signature Page to 5.75% Fixed Rate Senior Note Due 2022]

ASSIGNMENT FORM

To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint	agent to transfer this Senior Note on the books of the Borrower. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Senior Note)

Tax Identification No:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an “affiliate” of the Borrower (as defined in the Securities Act) and that, to its knowledge, the proposed transferee [is / is not] an affiliate of the Borrower.

In connection with any transfer or exchange of this Senior Note occurring prior to the date that is one year after the later of the date of original issuance of this Senior Note and the last date, if any, on which this Senior Note was owned by the Borrower or any affiliate of the Borrower, the undersigned confirms that this Senior Note is being:

CHECK ONE BOX BELOW:

☐	(1)	acquired for the undersigned’s own account, without transfer;

☐	(2)	transferred to the Borrower;

☐	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended;

☐	(4)	transferred under an effective registration statement under the Securities Act;

☐	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Borrower will refuse to register this Senior Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Borrower may require, prior to registering any such transfer of this Senior Note, in its sole discretion, such legal opinions, certifications and other information as the Borrower may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Borrower as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature: